PRESS RELEASE
                      For Immediate Release



          CAPITAL ENVIRONMENTAL COMPLETES FINANCING AND
           ACQUISITIONS OF FLORIDA RECYCLING SERVICES

BURLINGTON, Ontario, May 3, 2004 - Capital Environmental Resource Inc. (Nasdaq: CERI) today announced that it had, through its wholly owned subsidiary, Waste Services, Inc., completed an approximate $374 million financing consisting of a new credit facility, an offering of senior subordinated notes and a private placement of common stock with warrants to purchase common stock. The net proceeds of the financing will be used to repay the Company's existing senior credit facility, to complete the previously announced acquisition of Florida Recycling Services ("FRS") and to finance the purchase of the remaining assets of Allied Waste in Northern and Central Florida that are subject to final consent.

The financing consists of:

i)   a  new $160 million credit facility, including a $60 million
     revolving  credit facility and $100 million term loan.   The
     revolving credit facility will be undrawn at closing;
ii) an offering of $160 million of senior subordinated notes to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933. The senior subordinated notes have a coupon of 9 1/2%;
iii) a private placement of 13,400,000 shares of common stock with 1,340,000 warrants to purchase common stock, raising $53.6 million in gross proceeds.

Approximately $98.5 million of the net proceeds from these financings are being used to complete the acquisition of FRS. Additionally Capital has issued 9.25 million shares of common stock to the shareholders of FRS. The operations of FRS are based in Central Florida, primarily servicing Orlando, Daytona, Fort Myers and Tampa areas. When combined with the recently acquired collection operations of Allied Waste in Central and Northern Florida, Capital's Florida operations will consist of 12 collection companies, 3 landfills, 4 transfer/processing facilities and 7 recycling facilities with approximately 550 vehicles, servicing approximately 31,000 commercial and 500,000 residential customers.

Chairman and Chief Executive Officer David Sutherland-Yoest stated: "We are pleased to complete the acquisition of Florida Recycling Services as it will greatly expand our collection operations in Central Florida and provide significant new internalized waste volumes into our JED Landfill. The financings that have been completed provide the company with a new capital structure with significantly more flexibility and liquidity to continue to pursue our growth plans."

Capital Environmental Resource Inc. is a multi regional, integrated solid waste services company that provides collection, transfer, landfill disposal and recycling services in the United States and Canada. The Company's web site is www.capitalenvironmental.com. Information on the Company's website does not form part of this press release.

For information contact:

Ronald L. Rubin
Executive Vice President, Chief Financial Officer
480-734-2600
or
Mark A. Pytosh
Executive Vice President
480-734-2600

                        *    *    *    *

           Safe Harbor for Forward-Looking Statements

Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company's future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in Capital's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Capital's Form 20-F for the year ended December 31, 2003. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

The forward-looking statements made in this press release are only made as of the date hereof and Capital undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.